Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Amy Knapp
813-206-3916	813-290-6208
gregg.haddad@wellcare.com	amy.knapp@wellcare.com

WELLCARE REPORTS SECOND QUARTER 2011 RESULTS

Company Announces New $300 Million Credit Facility to Support Growth

Tampa, Florida (August 3, 2011) — WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the second quarter ended June 30, 2011.  As determined under generally accepted accounting principles (“GAAP”), net income for the second quarter of 2011 was $69.6 million, or $1.61 per diluted share, compared with a net loss of $128.9 million, or $3.05 per diluted share, for the second quarter of 2010.  The 2010 second quarter net loss arose principally due to $256.5 million of pre-tax charges associated with the previously disclosed government investigations and related litigation.  Adjusted net income for the second quarter of 2011 was $76.7 million, or $1.77 per diluted share, compared with $38.6 million, or $0.90 per diluted share for the second quarter of 2010.

“These results, as well as our outlook, highlight the progress we have made on WellCare’s top priorities and in particular demonstrate our focus on delivering prudent, profitable growth,” said Alec Cunningham, WellCare’s chief executive officer.  “We will continue to strengthen the alignment of our capabilities with the needs of our government customers, members, and business partners to help ensure we sustain and build on this momentum.”

WellCare’s recent accomplishments are highlighted by second quarter membership growth of 9% year-over-year, which was driven by the Medicare Prescription Drug Plans (“PDP”) and Medicare Advantage segments.  In early July, the Kentucky Cabinet for Health and Family Services selected WellCare of Kentucky to serve the state’s new Medicaid program, which is expected to commence in October 2011.  On August 1, 2011, WellCare entered into a new $300 million senior secured credit facility which provides liquidity to support growth, as well as additional flexibility in the management of the Company’s capital structure.  WellCare also has continued to achieve progress on its health care quality and access initiatives with the recent accreditation of its Missouri plan by the National Committee for Quality Assurance and with broad-based improvement in Healthcare Effectiveness Data and Information Set results across the Company’s lines of business.

Highlights of Operations for the Second Quarter
Adjusted net income for the second quarter of 2011 increased relative to the second quarter of 2010, primarily due to the favorable development of prior years’ medical benefits payable as well as higher premium revenue, offset in part by increased selling, general, and administrative (“SG&A”) expense and increases in the Medicare Advantage and PDP segments’ medical benefits ratios (“MBRs”).

Membership as of June 30, 2011, increased to 2.4 million, compared with 2.2 million members as of June 30, 2010.  PDP segment membership increased 209,000 year-over-year, or 28%.  Medicare Advantage membership increased year-over-year by 9,000 members, or 8%.  Medicaid segment membership decreased by 11,000 year-over-year to 1.3 million members as of June 30, 2011.

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WCG Reports Second Quarter 2011 Results

August 3, 2011

Premium revenue for the second quarter of 2011 increased 10% year-over-year to $1.5 billion.  The increase mainly was due to growth in PDP segment premium revenue, which increased 33% year-over-year.  In addition, second quarter 2011 Medicare Advantage segment revenue increased 11%, and Medicaid segment premium revenue increased 4%, both relative to the second quarter of 2010.

Medical benefits expense for the second quarter of 2011 was $1.2 billion, an increase of 5% from the second quarter of 2010.  The MBR was 80.7% in the second quarter of 2011, compared with 84.5% in the second quarter of 2010.  The decrease principally resulted from favorable development of prior years’ medical benefits payable, predominately in the Medicaid segment, offset in part by increases in the Medicare Advantage and PDP segments’ MBRs.

SG&A expense as determined under GAAP was $165 million in the second quarter of 2011, compared with $395 million for the same period in 2010.  Adjusted SG&A was $153 million in the second quarter of 2011, an increase from $139 million in the same period last year.  The year-over-year increase in adjusted SG&A expense was driven primarily by technology investments, including those required by regulatory changes, investments in health care quality and medical management, and membership growth.  These increases were offset in part by improvements in operating efficiency.  The adjusted administrative expense ratio was 10.4% in the second quarter of 2011, unchanged from the same period in 2010.

Credit Facility
On August 1, 2011, WellCare entered into a $300 million senior secured credit facility that can be used for general corporate purposes.  The credit agreement includes a $150 million term loan facility as well as a $150 million revolving credit facility.  Also on August 1, 2011, the Company borrowed $150 million pursuant to the term loan facility.  Both the term loan and revolving credit facility are set to expire in August 2016.  The credit agreement contains customary covenants and restrictions.  The new credit agreement replaces WellCare’s previous $65 million revolving credit facility, which was never drawn upon.

Cash Flow and Financial Condition Highlights
Net cash used in operating activities as determined under GAAP was $31 million and $245 million for the six months ended June 30, 2011 and 2010, respectively.  Net cash provided by operating activities, modified for the timing of receipts from, and payments to, WellCare’s government customers, was $45 million for the first half of 2011, compared with the net use of cash of $121 million over the same six month period in 2010.

As of June 30, 2011, unregulated cash and investments were approximately $188 million.  Unregulated cash and investments were approximately $130 million as of March 31, 2011, and $160 million on June 30, 2010.

Days in claims payable were 56 days as of June 30, 2011, compared with 57 days as of March 31, 2011, and 54 days as of June 30, 2010.

Financial Outlook
WellCare is updating its financial outlook for the year ended December 31, 2011.  The following elements of WellCare’s financial outlook have changed:

•
Adjusted net income per diluted share now is expected to be between approximately $4.60 and $4.80, an increase from the previous guidance for adjusted net income per diluted share of between approximately $3.35 and $3.65.  The increase is driven by favorable development during the first half of 2011 of prior years’ medical benefits payable, as well as an improved operating outlook.

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WCG Reports Second Quarter 2011 Results

August 3, 2011

•
Premium revenue is expected to be between approximately $6.0 and $6.1 billion.  The previous guidance was for premium revenue to be between $5.8 and $5.9 billion.  The increase results primarily from the expected premium revenue from the new Kentucky Medicaid program.

The following elements of WellCare’s financial outlook are unchanged:

•	The adjusted administrative expense ratio is expected to be in the range of 10.7% to 10.9%.
•	The 2011 Medicaid segment MBR is anticipated to be below the 2010 MBR.
•	The 2011 Medicare Advantage and PDP segments’ MBRs each are anticipated to increase relative to the respective 2010 segment MBRs.

All elements of the Company’s outlook exclude the impact of Medicaid premium taxes.

Webcast
A discussion of WellCare’s second quarter 2011 results will be webcast live on Wednesday, August 3, 2011, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast and will be available for 30 days.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.4 million members nationwide as of June 30, 2011.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Basis of Presentation
In addition to results determined under GAAP, net income and certain other operating results described in this news release are reported after adjustment for certain SG&A expenses related to previously disclosed government investigations and related litigation and associated resolution costs that management believes are not indicative of long-term business operations.  Please refer to the schedules in this news release that provide supplemental information reconciling results determined under GAAP to adjusted results.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  The Company’s financial outlook contains forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports Second Quarter 2011 Results

August 3, 2011

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Premium	$1,467,239	$1,328,553	$2,920,791	$2,672,267
Medicaid premium taxes	18,105	9,384	36,969	19,128
Total premium	1,485,344	1,337,937	2,957,760	2,691,395
Investment and other income	2,291	2,712	4,617	5,207
Total revenues	1,487,635	1,340,649	2,962,377	2,696,602

Expenses:
Medical benefits	1,184,294	1,122,791	2,429,335	2,288,763
Selling, general and administrative	164,767	395,386	334,010	558,979
Medicaid premium taxes	18,105	9,384	36,969	19,128
Depreciation and amortization	6,896	5,891	13,370	11,647
Interest	98	33	175	43
Total expenses	1,374,160	1,533,485	2,813,859	2,878,560

Income (loss) before income taxes	113,475	(192,836)	148,518	(181,958)
Income tax expense (benefit)	43,875	(63,965)	57,588	(59,505)
Net income (loss)	$69,600	$(128,871)	$90,930	$(122,453)

Net income (loss) per common share:
Basic	$1.63	$(3.05)	$2.13	$(2.90)
Diluted	$1.61	$(3.05)	$2.11	$(2.90)

Weighted average common shares outstanding:
Basic	42,752,235	42,308,856	42,686,323	42,252,018
Diluted	43,293,926	42,308,856	43,155,051	42,252,018

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WCG Reports Second Quarter 2011 Results

August 3, 2011

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands except per share data)

	June 30, 2011	Dec. 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$1,255,995	$1,359,548
Investments	201,589	108,788
Premium receivables, net	209,826	127,796
Funds receivable for the benefit of members	10,114	33,182
Income taxes receivable	–	9,973
Prepaid expenses and other current assets, net	127,030	114,492
Deferred income tax asset	41,627	61,392
Total current assets	1,846,181	1,815,171
Property, equipment and capitalized software, net	78,247	76,825
Goodwill	111,131	111,131
Other intangible assets, net	10,662	11,428
Long-term investments	91,717	62,931
Restricted investments	68,653	107,569
Deferred income tax asset	52,817	58,340
Other assets	3,555	3,898
Total Assets	$2,262,963	$2,247,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$723,671	$742,990
Unearned premiums	66,194	67,383
Accounts payable	6,575	8,284
Other accrued expenses and liabilities	154,359	199,033
Current portion of amounts accrued related to investigation resolution	49,023	121,406
Note payable related to investigation resolution	35,000	–
Other payables to government partners	53,140	46,605
Income taxes payable	20,708	–
Total current liabilities	1,108,670	1,185,701
Amounts accrued related to investigation resolution	207,222	216,136
Other liabilities	11,112	13,410
Total liabilities	1,327,004	1,415,247
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 42,675,763 and 42,541,725 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively)	427	425
Paid-in capital	441,285	428,818
Retained earnings	496,042	405,112
Accumulated other comprehensive loss	(1,795)	(2,309)
Total stockholders’ equity	935,959	832,046
Total Liabilities and Stockholders’ Equity	$2,262,963	$2,247,293

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WCG Reports Second Quarter 2011 Results

August 3, 2011

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Six Months Ended June 30,
	2011	2010
Cash provided by (used in) operating activities:
Net income (loss)	$90,930	$(122,453)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	13,370	11,647
Equity-based compensation expense	9,875	2,479
Incremental tax benefit from equity-based compensation	(1,137)	–
Deferred taxes, net	25,288	(62,913)
Changes in operating accounts:
Premium receivables, net	(82,030)	(30,551)
Prepaid expenses and other current assets, net	(12,538)	(2,147)
Medical benefits payable	(19,319)	(142,366)
Unearned premiums	(1,189)	(90,382)
Accounts payable and other accrued expenses	(42,045)	(43,703)
Other payables to government partners	6,535	(2,195)
Amounts accrued related to investigation resolution	(46,296)	246,621
Income taxes, net	29,540	(455)
Other, net	(2,278)	(8,196)
Net cash used in operating activities	(31,294)	(244,614)
Cash provided by (used in) investing activities:
Purchases of investments	(286,184)	(2,049)
Proceeds from sale and maturities of investments	165,617	30,603
Purchases of restricted investments	(15,789)	(6,777)
Proceeds from maturities of restricted investments	54,520	5,729
Additions to property, equipment and capitalized software, net	(17,186)	(6,872)
Net cash (used in) provided by investing activities	(99,022)	20,634
Cash provided by (used in) financing activities:
Proceeds from option exercises and other	4,509	989
Incremental tax benefit from equity-based compensation	1,137	–
Purchase of treasury stock	(774)	(3,291)
Payments on capital leases	(1,177)	(138)
Funds received for the benefit of members	23,068	48,553
Net cash provided by financing activities	26,763	46,113
Cash and cash equivalents:
Decrease during period	(103,553)	(177,867)
Balance at beginning of year	1,359,548	1,158,131
Balance at end of period	$1,255,995	$980,264

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$3,710	$10,725
Cash paid for interest	$173	$–
Equipment acquired through capital leases	$–	$8,411
Issuance of note payable related to investigation resolution	$35,000	$–

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WCG Reports Second Quarter 2011 Results

August 3, 2011

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS

	As of June 30,
	2011	2010
Membership by Program
Medicaid Membership
TANF	1,064,000	1,071,000
S-CHIP	164,000	168,000
SSI and ABD	79,000	78,000
FHP	10,000	11,000
Total Medicaid Membership	1,317,000	1,328,000

Medicare Membership
Medicare Advantage	124,000	115,000
Prescription Drug Plan (stand-alone)	950,000	741,000
Total Medicare Membership	1,074,000	856,000
Total Membership	2,391,000	2,184,000

Medicaid Membership by State
Florida	404,000	420,000
Georgia	559,000	537,000
Other states	354,000	371,000
Total Medicaid Membership	1,317,000	1,328,000

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WCG Reports Second Quarter 2011 Results

August 3, 2011

WELLCARE HEALTH PLANS, INC.
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Premium revenue:
Medicaid:
Florida	$219,136	$222,427	$440,801	$446,245
Georgia	344,702	328,659	697,814	653,817
Other states	261,442	240,228	523,644	490,541
Medicaid premium taxes	18,105	9,384	36,969	19,128
Total Medicaid	843,385	800,698	1,699,228	1,609,731

Medicare:
Medicare Advantage plans	365,773	329,945	720,418	681,028
Prescription Drug plans	276,186	207,294	538,114	400,636
Total Medicare	641,959	537,239	1,258,532	1,081,664
Total Premium Revenue	$1,485,344	$1,337,937	$2,957,760	$2,691,395

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WCG Reports Second Quarter 2011 Results

August 3, 2011

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer term business trends and operations.  The following are statements of operations and related measures for the second quarter ended June 30, 2011 and 2010, as determined under GAAP, reconciled to the Adjusted Statements of Operations and related measures for each of the same periods.

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$1,467,239	$–		$1,467,239	$1,328,553	$–		$1,328,553
Medicaid premium taxes	18,105	–		18,105	9,384	–		9,384
Total premium	1,485,344	–		1,485,344	1,337,937	–		1,337,937
Investment and other income	2,291	–		2,291	2,712	–		2,712
Total revenues	1,487,635	–		1,487,635	1,340,649	–		1,340,649

Expenses:
Medical benefits	1,184,294	–		1,184,294	1,122,791	–		1,122,791
Selling, general, and administrative	164,767	(12,109)	(a) (b)	152,658	395,386	(256,456)	(a) (b)	138,930
Medicaid premium taxes	18,105	–		18,105	9,384	–		9,384
Depreciation and amortization	6,896	–		6,896	5,891	–		5,891
Interest	98	–		98	33	–		33
Total expenses	1,374,160	(12,109)		1,362,051	1,533,485	(256,456)		1,277,029

Income (loss) before income taxes	113,475	12,109		125,584	(192,836)	256,456		63,620
Income tax expense (benefit)	43,875	5,038		48,913	(63,965)	88,997		25,032
Net income (loss)	$69,600	$7,071		$76,671	$(128,871)	$167,459		$38,588

Weighted average shares:
Basic	42,752,235	–		42,752,235	42,308,856	–		42,308,856
Diluted	43,293,926	–		43,293,926	42,308,856	461,131		42,769,987

Net income (loss) per share:
Basic	$1.63	$0.16		$1.79	$(3.05)	$3.96		$0.91
Diluted	$1.61	$0.16		$1.77	$(3.05)	$3.95		$0.90

Medical benefits ratio:
Medicaid	78.5%			78.5%	87.0%			87.0%
Medicare Advantage	81.5%			81.5%	78.4%			78.4%
Prescription Drug Plans	86.4%			86.4%	84.8%			84.8%
Aggregate	80.7%			80.7%	84.5%			84.5%

Administrative expense ratio	11.2%	-0.8%	(a) (b)	10.4%	29.7%	-19.3%	(a) (b)	10.4%

Days in claims payable	56			56	54			54

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to $7.9 million and $7.8 million, respectively, in the quarters ended June 30, 2011 and 2010.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded expense of $4.2 million and $248.7 million, respectively, in the quarters ended June 30, 2011 and 2010.

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WCG Reports Second Quarter 2011 Results

August 3, 2011

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$2,920,791	$–		$2,920,791	$2,672,267	$–		$2,672,267
Medicaid premium taxes	36,969	–		36,969	19,128	–		19,128
Total premium	2,957,760	–		2,957,760	2,691,395	–		2,691,395
Investment and other income	4,617	–		4,617	5,207	–		5,207
Total revenues	2,962,377	–		2,962,377	2,696,602	–		2,696,602

Expenses:
Medical benefits	2,429,335	–		2,429,335	2,288,763	–		2,288,763
Selling, general, and administrative	334,010	(22,856)	(a) (b)	311,154	558,979	(257,724)	(a) (b)	301,255
Medicaid premium taxes	36,969	–		36,969	19,128	–		19,128
Depreciation and amortization	13,370	–		13,370	11,647	–		11,647
Interest	175	–		175	43	–		43
Total expenses	2,813,859	(22,856)		2,791,003	2,878,560	(257,724)		2,620,836

Income (loss) before income taxes	148,518	22,856		171,374	(181,958)	257,724		75,766
Income tax expense (benefit)	57,588	8,922		66,510	(59,505)	89,320		29,815
Net income (loss)	$90,930	$13,934		$104,864	$(122,453)	$168,404		$45,951

Weighted average shares:
Basic	42,686,323	–		42,686,323	42,252,018	–		42,252,018
Diluted	43,155,051	–		43,155,051	42,252,018	507,320		42,759,338

Net income (loss) per share:
Basic	$2.13	$0.33		$2.46	$(2.90)	$3.99		$1.09
Diluted	$2.11	$0.32		$2.43	$(2.90)	$3.97		$1.07

Medical benefits ratio:
Medicaid	81.3%			81.3%	87.4%			87.4%
Medicare Advantage	79.8%			79.8%	78.6%			78.6%
Prescription Drug Plans	93.4%			93.4%	90.8%			90.8%
Aggregate	83.2%			83.2%	85.6%			85.6%

Administrative expense ratio	11.4%	-0.8%	(a) (b)	10.6%	20.9%	-9.6%	(a) (b)	11.3%

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to $16.7 million and $8.6 million, respectively, in the six months ended June 30, 2011 and 2010.

(b)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded expense of $6.2 million and $249.1 million, respectively, in the six months ended June 30, 2011 and 2010.

WCG Reports Second Quarter 2011 Results

August 3, 2011

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net Cash Used in Operating Activities
to Net Cash Provided by (Used in) Operating Activities
Modified for the Timing of Receipts from, and Payments to, Government Customers
(Dollars in thousands)

The Company reports cash provided by, or used in, operating activities on a non-GAAP basis to exclude the changes in premium receivables, unearned premiums, and other receivables from, and payables to, government customers.  The Company believes that operating cash flow excluding these changes is a useful measure for investors, as the excluded changes are a function of the timing of cash receipts from, and payments to, federal and state government agencies at the end of a period.

	Six Months Ended June 30,
	2011	2010
Net cash used in operating activities, as reported under GAAP	$(31,294)	$(244,614)
Modifications to eliminate changes in:
Premium receivables, net	82,030	30,551
Unearned premiums	1,189	90,382
Other payables to government partners	(6,535)	2,195
Net cash provided by (used in) operating activities, modified for the timing of receipts from, and payments to, government customers	$45,390	$(121,486)

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